Exhibit 10.1

February 24, 2012

The Cellular Connection, Ltd
PO Box 562
Richmond Hill, Ontario
L4B 4R6

Re: Side Letter Agreement regarding the Convertible Secured Promissory Notes by and between Vital Products, Inc. (hereinafter the "Company") and you

Dear Sirs:

This Side Letter Agreement ("Agreement") entered into on the date of this letter, by and between the Company and you will serve to amend and add certain terms to the Convertible Secured Promissory Notes issued by Vital Products, Inc. on June 12, 2009, November 18, 2009, March 26, 2010, June 29, 2010,
September 28, 2010, December 10, 2010 and February 25, 2011 (the "Notes"). Capitalized terms used herein which are not otherwise defined shall have the same meaning as those given to them in the Notes.

For good and valuable consideration, both parties agree that the Notes will be amended as follows:

Face Amount of the Note

As of February 24, 2012, the Face Amount of the Notes will be combined into one note and became U.S. $177,523.20

Article 2.  Maturity

The Face Amount of this Note is payable February 24, 2013 (the "Maturity
Date").

Article 3.  Interest

The outstanding Face Amount of the Note shall increase by 20% on February 24, 2013. The outstanding Face Amount of the Note shall increase by another 20% on February 24, 2014 and again on each one year anniversary of February 24, 2014 until the Note has been paid in full.

Article 5.2 Conversion Privilege

The text under subsection (a) and (c) of Article 5.2 will be removed and replaced with the following:

(a) The Company shall have the right to convert the Note into shares of the Company's common stock (the "Common Stock") at any time prior to the Maturity Date. The number of shares of Common Stock issuable upon the conversion of the Note shall be determined pursuant to Article 5.2(c) below. Any fractional shares that occur as a result of conversion shall be rounded up or down, as the case may be, to the nearest whole share.


(c) Conversion Rate - The Conversion Price for the Note shall be set at
                      $0.0002 and shall be subject to adjustment as follows:

                (i) If the Company, at any time while this Note is outstanding: (i) subdivides outstanding shares of Common Stock into a larger number of shares, (ii) combines(including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iii) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Article 5.3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification. For purposes of clarity, the reverse split on or about
                      March 2, 2012 will not affect the conversion rate.

                (ii) The Company shall not amend its Articles of Incorporation (as amended from time to time), its By-laws or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms of this Note to be observed or performed by the Company, including without limitation this Article 5.3(c), but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the Investor against dilution or other impairment as provided herein.

                (iii) All calculations under this Article 5.2(c) shall be made to the nearest cent.

                (iv) The Company shall not be required upon the exercise of this Note to issue any fractional shares.


No other terms, rights or provisions of the Note should be considered to have been modified by the terms of this Agreement and each party retains all other rights, obligations, privileges and duties contained in the Notes.

Sincerely,

/s/Michael Levine
-------------------
Michael Levine
                                        AGREED AND ACCEPTED:

                                        Signature:  /s/Stuart Turk
                                        ------------------------------
                                        Printed Name:  Stuart Turk
                                        Date: February 24, 2012